As filed with the Securities and Exchange Commission on March 28, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1971716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Larry C. Oldham
Chief Executive Officer
1004 N. Big Spring, Suite 400	Parallel Petroleum Corporation
Midland, Texas 79701	1004 N. Big Spring, Suite 400
(432) 684-3727	Midland, Texas 79701
(Address, including zip code, and telephone number,	(432) 684-3727
including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Ortloff
Lynch, Chappell & Alsup, P.C.
300 N. Marienfeld, Suite 700
Midland, Texas 79701
(432) 683-3351

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
	to be	Offering Price	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	per Unit(2)	Offering Price(2)	Registration Fee(2)
Common Stock issuable upon exercise of outstanding Warrants(3)	300,030	$6.00	$1,800,180	$70.75

(1) There is being registered hereunder such indeterminate number of additional shares of common stock, as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The offering price of $6.00 per share for the common stock underlying the Warrants is the exercise price of each Warrant.

(3) Each share of common stock presently includes one share purchase right as described in the Registrant’s Current Report on Form 8-K, dated January 29, 2004, under the caption “Description of Capital Stock — Rights to Purchase Series A Preferred Stock,” and is incorporated herein by reference for all purposes. These rights are also covered by this Registration Statement. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock, and the value attributable to them, if any, is reflected in the price of the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2008

PROSPECTUS
300,030 Shares

COMMON STOCK

This prospectus covers the sale of up to 300,030 shares of our common stock to be issued on the exercise of warrants that were issued in our initial public offering, as a component of the units sold by us in the initial public offering.

Our initial public offering was completed on November 21, 1980. Holders of the warrants may purchase one share of common stock for each warrant exercised. The warrants are exercisable at $6.00 per share at any time on or before 5:00 p.m., Mountain Time, on          , 2008. We will receive the proceeds of any exercise of the warrants. If all of the warrants are exercised and based upon the exercise price of $6.00 per share, we would receive $1,800,180, minus our expenses.

You should read this prospectus carefully before you invest. Our common stock is listed on the Nasdaq Global Market under the trading symbol “PLLL.” The last sale price of our common stock as reported on the Nasdaq Global Market on March 27, 2008 was $19.66 per share.

Investing in our common stock involves risks. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2008.

The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

This summary highlights basic information about our business and this offering. It does not contain all of the information that may be important to you and your investment decision. The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus or in the documents and financial statements and notes thereto incorporated by reference in this prospectus. Before deciding to exercise your warrants, you should carefully read the entire prospectus and should consider, among other things, the matters set forth in “Risk Factors.” Unless the context otherwise indicates or requires, references in this prospectus to “Parallel,” the “Company,” “us,” “our” or “we” are to Parallel Petroleum Corporation.

Our Business

We are a Midland, Texas-based independent oil and natural gas exploration and production company focused on the acquisition, development and exploitation of long-lived oil and natural gas reserves and, to a lesser extent, exploring for new oil and natural gas reserves. The majority of our current producing properties are in the Permian Basin of West Texas and New Mexico, the Fort Worth Basin of North Texas, and the onshore Gulf Coast area of South Texas. We are a publicly traded company listed on Nasdaqtm under the ticker symbol PLLL.

As of December 31, 2007, our independent petroleum engineers, Cawley, Gillespie & Associates, Inc., estimated the total proved reserves attributable to all of our oil and natural gas properties to be approximately 38.0 million barrels of oil equivalent, consisting of approximately 28.4 million barrels of oil and approximately 57.2 billion cubic feet of natural gas. Approximately 56% of our estimated proved reserves are categorized as proved developed reserves as of December 31, 2007. As of December 31, 2007, our Permian Basin long-lived oil projects represented approximately 80% of our total proved reserve volumes, and our two emerging resource gas projects represented approximately 18% of our total proved reserve volumes. As of December 31, 2007, our total public equity market capitalization was approximately $727 million.

In 2007, we invested approximately $154.3 million, which included a $6.5 million oil and natural gas property exchange. We primarily focus our efforts on achieving substantial growth in our production and proved reserves including our gas resource plays in the North Texas Barnett Shale and New Mexico Wolfcamp Carbonate regions. During 2007, we drilled 105 gross infill wells, extension wells or well deepenings and performed approximately 36 gross well workovers, refracs or restimulations.

Our principal executive offices are located at 1004 N. Big Spring, Suite 400, Midland, Texas 79701, and our telephone number is (432) 684-3727.

The Offering

Common stock offered by Parallel	300,030 shares.

Common stock outstanding after the offering	41,620,245 shares.[1]

Exercise price	Each warrant will entitle the holder to purchase one share of our common stock at an exercise price of $6.00 per share, subject to adjustment as provided in the warrant agreement.

Exercise	Any warrants not exercised on or before 5:00 p.m., Mountain Time, on , 2008 will expire.

Use of proceeds	We intend to use the net proceeds from any exercise of the warrants for general corporate purposes.

Risk factors	Investing in our common stock involves risk. Please read “Risk Factors” beginning on page 5 of this prospectus.

Nasdaq Global Market symbol	PLLL.

1 The number of shares outstanding after this offering is based on 41,320,215 shares of our common stock outstanding as of March 27, 2008. This number excludes shares of our common stock issuable upon exercise of outstanding stock options or other stock purchase rights. This number assumes that all of the warrants are exercised.

Questions and Answers About the Warrant Exercise Option

The following are answers to some of the questions that you may have about the option to exercise the warrants. To understand the exercise option fully and for a more complete description of the exercise option and the Company, we urge you to read the remainder of this prospectus because the information in this summary is not complete and the remainder of this prospectus contains additional important information.

•	To what warrants does this prospectus apply?

The exercise option for shares of Parallel’s common stock covered by this prospectus applies to the purchase warrants issued in our initial public offering completed on November 21, 1980. In connection with our initial public offering, we issued and sold warrants exercisable for a total of 3,000,000 shares of our common stock with an exercise price of $.60 per share. On August 6, 1982, we effected a one-for-ten reverse stock split, which, after rounding up warrants to purchase fractional shares, resulted in the current total of 300,030 outstanding warrants, each exercisable for one share of our common stock at an exercise price of $6.00 per share.

If you have a warrant certificate that was not exchanged for a new certificate after August 6, 1982, the effective date of the reverse split, your certificate is deemed to evidence the right to purchase one-tenth of the number of shares shown on your warrant certificate (before rounding up warrants to purchase fractional shares, if applicable), at an exercise price of $6.00 per share.

•	When does the exercise option period expire?

The exercise option period expires at 5:00 p.m., Mountain Time, on          , 2008 (such date and time, the “Expiration Date”).

•	How do I tender my warrants for exercise?

In order to tender a warrant for exercise, the warrant holder of record must present and surrender the warrant holder’s original warrant certificate such that it is received on or before the Expiration Date by the Company’s Warrant Agent, Computershare Trust Company, N.A., at the address set forth below, with the form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised either in cash, by money order, official bank or certified check, or by personal check. Your check should be made payable to Computershare Trust Company, N.A. The method of delivery of the warrant certificates and full exercise price is at your option; however, if you use the mail, we recommend that you use registered mail, with return receipt requested and properly insure the warrant certificate as a precaution against loss. Minor irregularities in any documents tendered may be waived by us in our sole discretion.

•	Will I be charged a commission or fee if I exercise my warrants?

We will not charge a brokerage commission or a fee to holders for exercising their warrants and we will pay the Warrant Agent the transfer fees of $25.00 for each new certificate issued. If you exercise your warrants through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee. You will also be responsible for the costs associated with the requirement to furnish an indemnity bond if your warrant certificate has been lost or destroyed.

•	What should I do if I want to exercise my warrant but my warrants are held in the name of my broker, bank or other nominee?

If you hold your warrants through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants. Payment of the exercise price for your warrants must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, a form of election to purchase. You should receive this form from your broker, bank or other nominee with the other warrant related materials. You should contact your broker, bank or other nominee immediately if you do not receive this form, but believe you are entitled to exercise warrants described herein.

•	What happens to my warrants if I fail to exercise?

After the Expiration Date, all warrants which are not tendered for exercise will be void and without further force or effect, and all rights represented by the Warrants shall cease and expire.

•	If I tender my warrants for exercise, when will I receive my shares of Parallel common stock?

As soon as practicable on or after the date the warrants are exercised, the Warrant Agent on behalf of the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of shares of Parallel common stock deliverable upon exercise of the warrants. However, if the exercise price is paid by personal check, no certificate(s) for Parallel common stock will be issued until after such check has been cleared by the Warrant Agent’s bank.

•	What should I do if my warrant certificate has been lost, destroyed or stolen?

If any warrant certificates have been lost, destroyed or stolen, the warrant holder should immediately notify John Harmann of Computershare Trust Company, N.A., the Warrant Agent, at 1-800-962-4284, ext. 5732. The Warrant Agent will provide such holder with all necessary forms and instructions, including an affidavit of loss, to replace any such lost, destroyed or stolen certificates. The holder may be required to provide a bond as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, destroyed or stolen. The Expiration Date will not be extended because of a lost, stolen or destroyed warrant certificate.

•	What will the Company do with the funds received in connection with the exercise of the warrants?

The Company intends to use the net proceeds from the exercise of the warrants for general corporate purposes.

•	Who should I contact regarding the tax ramifications from exercising the warrants?

You should contact your tax advisor regarding the tax consequences of exercising the warrants.

•	Who is the Warrant Agent?

Computershare Trust Company, N.A. is serving as Warrant Agent in connection with the exercise of the warrants. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401, Attn: John Harmann. Mr. Harmann may be reached via telephone at 1-800-962-4284, ext. 5732.

•	Whom can I contact with questions about the warrant exercise option?

Questions and requests for assistance in connection with the tender of warrants for exercise may be directed to John Harmann of Computershare Trust Company, N.A. at 1-800-962-4284, ext. 5732. General questions may be directed to Cindy Thomason, Manager of Investor Relations of Parallel Petroleum Corporation at (432) 684-3727.

RISK FACTORS

Investing in our common stock involves a significant degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated herein by reference before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the many significant risks and uncertainties described in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2007. Any of the risks and uncertainties set forth therein could materially and adversely affect our business prospects, financial condition, operating results and cash flows, which in turn could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

Risks Related to Our Common Stock and the Offering

Unless you timely exercise your warrants in the manner described in this prospectus, your warrants will expire automatically and you will lose any potential gain on the exercise of your warrant.

In deciding whether to exercise your warrants, you should keep the following matters in mind:

•	because the warrants will automatically expire on the Expiration Date (5:00 p.m., Mountain Time, on , 2008), which will not be extended, this is the only opportunity you will have to exercise your warrants and you should not delay in delivering to our Warrant Agent your warrant certificate and payment of the exercise price for the number of warrants being exercised;

•	there is no public market for the warrants;

•	holders of warrants have no rights as stockholders, including the right to vote on matters submitted to our stockholders;

•	even if you have lost or misplaced your warrant certificate, you may still be able to exercise your warrants by contacting the Warrant Agent and complying with the procedures and instructions that will be given to you; and

•	if the Warrant Agent receives your warrant certificate and payment of the exercise price after the Expiration Date, you will not be allowed to exercise your warrants.

The price of our common stock may fluctuate which may cause our common stock to trade at a lower price than the price which you paid for our common stock in connection with the exercise of your warrants.

The trading price of our common stock and the price at which we may sell securities in the future is subject to substantial fluctuations in response to various factors, including any of the following: our ability to successfully accomplish our business strategy; the trading volume in our stock; changes in governmental regulations; actual or anticipated variations in our quarterly or annual financial results; our involvement in litigation; general market conditions; the prices of oil and natural gas; our ability to economically replace our reserves; announcements by us and our competitors; our liquidity; our ability to raise additional funds; and other events.

If securities analysts downgrade our stock or cease coverage of us, the price of our stock could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, there are many large, well-established, publicly traded companies active in our industry and market, which may mean that it is less likely that we will receive widespread analyst coverage. If one or more of the analysts who do cover us downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

We do not pay dividends on our common stock.

We have never paid dividends on our common stock, and do not intend to pay cash dividends on the common stock in the foreseeable future. Net income from our operations, if any, will be used for the development of our business, including capital expenditures, and to retire debt. Any decisions to pay dividends on the common stock in the future will depend upon our profitability at the time, available cash and other factors. Our ability to pay dividends on our common stock is further limited by the terms of our Third Amended and Restated Credit Agreement, as amended, governing our revolving credit facility (the “revolving credit facility”) and the indenture dated July 31, 2007 between us and Wells Fargo Bank, National Association (the “Indenture”) governing our 10 1/4% senior notes due 2014.

Our stockholders’ rights plan, provisions in our corporate governance documents and Delaware law may delay or prevent an acquisition of Parallel, which could decrease the value of our common stock.

Our certificate of incorporation, our bylaws and the Delaware General Corporation Law contain provisions that may discourage other persons from initiating a tender offer or takeover attempt that a stockholder might consider to be in the best interest of all stockholders, including takeover attempts that might result in a premium to be paid over the market price of our stock.

On October 5, 2000, our Board of Directors adopted a stockholder rights plan. The plan is designed to protect Parallel from unfair or coercive takeover attempts and to prevent a potential acquirer from gaining control of Parallel without fairly compensating all of the stockholders. The plan authorized 50,000 shares of $0.10 par Series A Preferred Stock Purchase Rights. A dividend of one Right for each share of our outstanding common stock was distributed to stockholders of record at the close of business on October 16, 2000. If a public announcement is made that a person has acquired 15% or more of our common stock, or a tender or exchange offer is made for 15% or more of the common stock, each Right entitles the holder to purchase from the company one one-thousandth of a share of Series A Preferred Stock, at an exercise price of $26.00 per one one-thousandth of a share, subject to adjustment. In addition, under certain circumstances, the rights entitle the holders to buy Parallel’s stock at a 50% discount.

We are authorized to issue 10.0 million shares of preferred stock; there are no outstanding shares as of December 31, 2007. Our Board of Directors has total discretion in the issuance and the determination of the rights and privileges of any shares of preferred stock which might be issued in the future, which rights and privileges may be detrimental to the holders of the common stock. It is not possible to state the actual effect of the authorization and issuance of a new series of preferred stock upon the rights of holders of the common stock and other series of preferred stock unless and until the Board of Directors determines the attributes of any new series of preferred stock and the specific rights of its holders. These effects might include:

•	restrictions on dividends on common stock and other series of preferred stock if dividends on any new series of preferred stock have not been paid;

•	dilution of the voting power of common stock and other series of preferred stock to the extent that a new series of preferred stock has voting rights, or to the extent that any new series of preferred stock is convertible into common stock;

•	dilution of the equity interest of common stock and other series of preferred stock; and

•	limitation on the right of holders of common stock and other series of preferred stock to share in Parallel’s assets upon liquidation until satisfaction of any liquidation preference attributable to any new series of preferred stock.

The issuance of preferred stock in the future could discourage, delay or prevent a tender offer, proxy contest or other similar transaction involving a potential change in control of Parallel that might be viewed favorably by stockholders.

We will have broad discretion in how we use the net proceeds from any exercise of the warrants.

We intend to use the net proceeds from any exercise of the warrants primarily for general corporate purposes. However, our management has not designated a specific use for any of the net proceeds and will have broad discretion over their use. Our management may allocate the net proceeds differently than investors in this offering would have preferred, or we may not maximize our return on the net proceeds.

Future sales of our common stock could adversely affect our stock prices.

Substantial sales of our common stock in the public market, or the perception by the market that those sales could occur, may lower our stock price or make it difficult for us to raise additional equity capital in the future. These potential sales could include sales of our common stock by our directors and officers, who beneficially owned approximately 3.25% of the outstanding shares of our common stock as of March 27, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of The Nasdaq Global Market which is located at 1735 K Street N.W., Washington, D.C. 20006.

Our website is located at http://www.plll.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, shortly after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC relating to the common stock being offered. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock being offered. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 20, 2008; and

•	Description of our share capital contained in our Current Report on Form 8-K dated January 29, 2004, as filed with the SEC on January 30, 2004.

All filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall also be deemed to be incorporated by reference into this prospectus.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any other person, including any salesman or broker, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations, cash flows and prospects may change after that date.

You may request a copy of any of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or calling:

Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400
Midland, Texas 79701
Attention: Manager of Investor Relations
(432) 684-3727

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements.” These forward-looking statements relate to, among others, the following:

•	our future financial and operating performance and results;

•	our drilling plans and ability to secure drilling rigs to effectuate our plans;

•	production volumes;

•	availability of natural gas gathering and transmission facilities;

•	our business strategy;

•	market prices

•	sources and availability of funds necessary to conduct operations and complete acquisitions;

•	development costs;

•	number and location of planned wells;

•	our future commodity price risk management activities;

•	our plans and forecasts; and

•	any other statements that are not historical facts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “may,” “will,” “expect,” “could,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget,” “future,” “reserves” and other similar words to identify forward-looking statements. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations. We believe the assumptions and expectations reflected in these forward-looking statements are reasonable. However, we cannot give any assurance that our assumptions and expectations will prove to be correct or that we will be able to take any actions that are presently planned. All of these statements involve assumptions of future events and risks and uncertainties. Risks and uncertainties associated with forward-looking statements include, but are not limited to:

•	fluctuations in prices of oil and natural gas;

•	dependence on key personnel;

•	reliance on technological development and technology development programs;

•	demand for oil and natural gas;

•	losses due to future litigation;

•	future capital requirements and availability of financing;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	competition;

•	general economic conditions;

•	governmental regulations and liability for environmental matters;

•	receipt of amounts owed to us by customers and counterparties to our derivative contracts;

•	hedging decisions, including whether or not to hedge;

•	terrorist attacks or war;

•	actions of third party co-owners of interests in properties in which we also own an interest; and

•	fluctuations in interest rates and availability of capital.

For these and other reasons, actual results may differ materially from those projected or implied. We believe it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

Before you invest in our securities, you should be aware that there are various risks associated with an investment. We have described some of these risks in “Risk Factors” in this prospectus and in our reports filed with the SEC and incorporated by reference in this prospectus.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

As of March 27, 2008, there were 41,320,215 shares of our common stock outstanding, held by approximately 1,243 holders. This number does not include any beneficial owners for whom shares of common stock may be held in “nominee” or “street” name. Our common stock is traded on the Nasdaq Global Market under the trading symbol “PLLL.” The following table sets forth, for the periods indicated, the high and low closing price per share of our common stock, as reported on the Nasdaq Global Market. The last reported sale price of common stock on the Nasdaq Global Market on March 27, 2008 was $19.66 per share.

	High	Low

2006
First Quarter	$21.13	$15.67
Second Quarter	25.56	18.47
Third Quarter	26.39	18.90
Fourth Quarter	20.96	16.34
2007
First Quarter	$23.31	$16.00
Second Quarter	24.69	21.79
Third Quarter	22.88	16.76
Fourth Quarter	20.96	16.65
2008
First Quarter (through March 27, 2008)	$19.88	$13.15

We have not paid, and do not intend to pay in the foreseeable future, cash dividends on our common stock. We intend to retain earnings to finance the expansion of our business and for general corporate purposes. Any declaration of dividends will be at the discretion of our Board of Directors and will depend upon the earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends and other factors. The terms of our revolving credit facility and the Indenture governing our 10 1/4% senior notes restrict our ability to pay dividends on our common stock.

USE OF PROCEEDS

If all of the warrants are exercised at the current exercise price, we expect to receive gross proceeds of $1,800,180 (with net proceeds of approximately $1,650,180 after deducting estimated expenses of the offering payable by us). However, the actual number of warrants exercised will depend on numerous factors beyond our control, including, without limitation, the market price of our common stock. The net proceeds we receive from the exercise of the warrants will be used for general corporate purposes. Pending any specific application, we may initially invest funds in short-term interest bearing accounts or marketable securities.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants. The exercise price of the warrants is $6.00 per share.

DESCRIPTION OF WARRANTS

General

In connection with our initial public offering completed on November 21, 1980, we issued and sold a total of 3,000,000 public warrants with an initial exercise price of $.60 per share. On August 6, 1982, we effected a one-for-ten reverse stock split which, after rounding up warrants to purchase fractional shares, resulted in the current total of 300,030 shares of common stock issuable upon exercise of the outstanding warrants, with an exercise price of $6.00 per share. Each warrant currently entitles the holder to purchase one share of our common stock at a $6.00 per share exercise price at any time within 30 days after a registration statement covering such exercise is declared effective by the Securities and Exchange Commission (the “SEC”), but only for such 30 day period. The SEC declared this Registration Statement effective on          , 2008. Therefore, the warrants may be exercised at any time until they expire at 5:00 p.m., Mountain Time, on          , 2008. The warrant exercise price is subject to adjustment upon the occurrence of certain events as provided in the warrant certificate and summarized below. A warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the warrant has been properly exercised.

Exercise

A warrant holder may exercise the warrants only if an appropriate registration statement has been declared effective by the Securities and Exchange Commission and if the shares of common stock underlying our warrants are qualified for sale under the securities laws of the state in which the holder resides.

Our warrants may be exercised by delivering to our Warrant Agent the applicable warrant certificate on or prior to the Expiration Date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Warrants may only be exercised to purchase whole shares.

Endorsement and Guarantee

The warrant certificates surrendered must be properly endorsed (or accompanied by appropriate written instrument or instruments of transfer and subscription, in a form satisfactory to the Company, properly executed) by the registered holder of such warrant certificates. The signature of the registered holder to the endorsement or transfer instruments must correspond with the name as written upon the face of the warrant certificates in every particular without any change whatsoever. If a registered holder requests that certificates for shares of common stock be issued in a name other than the name as written on the face of the warrant certificate, then the signature of the registered holder must be medallion guaranteed by an eligible guarantor institution (banks, stock brokerage firms, savings and loan associations and credit unions) with membership in an approved medallion signature program. No guarantee is required if the stock certificate is to be registered in the same manner as the warrant certificate is currently registered.

Adjustments of exercise price

The exercise price of our warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a warrant.

The exercise price is also subject to adjustment in the event of a capital reorganization or reclassification of the common stock, or in the event we consolidate with, or merge into, or sell substantially all of our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock). Therefore, if we effect any capital reorganization or reclassification, consolidation, merger, or sale, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of a warrant.

We are not planning to engage in any transaction that would result in an adjustment to the exercise price of the warrants during the 30 days prior to the Expiration Date.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon the exercise of the warrants will be offered solely by us, and no underwriters are participating in this offering. For the holders of the warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the warrants on file with the SEC. The issuance of the common stock must also be registered with various state securities commissions or exempt from registration under the securities laws of the states where the warrant holders reside. We intend to maintain an effective registration while the warrants are exercisable. The warrants expire on          , 2008 at 5:00 p.m., Mountain Time.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Lynch, Chappell & Alsup, P.C., Midland, Texas, our outside counsel. Thomas W. Ortloff, a shareholder of the firm of Lynch, Chappell & Alsup, P.C., serves as our corporate Secretary.

EXPERTS

The financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves of Parallel derived from the reports of Cawley, Gillespie and Associates, Inc., independent petroleum engineers, has been included and incorporated by reference in this prospectus upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

COMMON STOCK

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Parallel in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$70.75
Transfer agent and registrar fees	50,000.00
Printing expenses	20,000.00
Legal fees and expenses	59,000.00
Accounting fees and expenses	10,000.00
Miscellaneous	10,929.25

Total	$150,000.00

Item 15.	Indemnification of Directors and Officers

Parallel’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“Delaware Code”), provides that no director of Parallel will be personally liable to Parallel or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware Code nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to Parallel or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

The Bylaws of Parallel (“Bylaws”) provide that Parallel shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by law. Pursuant to the provisions of Section 145 of the Delaware Code, Parallel has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Parallel) by reason of the fact that he is or was a director, officer, employee, or agent of Parallel, or is or was serving at the request of Parallel as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Parallel and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of Parallel to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

To the extent a present or former director or officer of Parallel has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

Article X, Section 10.2 of Parallel’s Bylaws provides that Parallel has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of Parallel or is or was serving at the request of Parallel as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not Parallel would have the power to indemnify such person against such liability. Even though Parallel maintains directors and officers liability insurance, the indemnification provisions contained in the Certificate of Incorporation of Parallel would remain in place and such provisions will affect not only Parallel, but its stockholders as well.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Parallel pursuant to the foregoing provisions, Parallel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to Form 10-Q of the Registrant for the fiscal quarter ended June 30, 2004).
3.2	Bylaws of Registrant (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, Registration No. 000-13305, filed on November 30, 2007).
4.1	Certificate of Designations, Preferences and Rights of Serial Preferred Stock — 6% Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of Form 10-Q of the Registrant for the fiscal quarter ended June 30, 2004).
4.2	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 4.2 of Form 10-K of the Registrant for the fiscal year ended December 31, 2000).
4.3	Rights Agreement, dated as of October 5, 2000, between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 1 of Form 8-A of the Registrant filed with the Securities and Exchange Commission on October 10, 2000).
4.4	Form of common stock certificate of the Registrant (Incorporated by reference to Exhibit No. 4.6 of the Registrant’s Registration Statement on Form S-3, No. 333-119725 filed on October 13, 2004).
4.5	Purchase Warrant Agreement, dated October 1, 1980, between the Registrant and American Stock Transfer, Inc. (Incorporated by reference to Exhibit No. 4.7 of Form 10-K of the Registrant for the fiscal year ended December 31, 2006).
4.6	First Amendment to Warrant Agreement, dated as of February 22, 2007, among the Registrant, Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A. (Incorporated by reference to Exhibit No. 4.8 of Form 10-K of the Registrant for the fiscal year ended December 31, 2006).
4.7*	Form of Warrant to Purchase Shares of Common Stock pursuant to the Purchase Warrant Agreement, dated as of October 1, 1980.
4.8	Warrant Purchase Agreement, dated November 20, 2001, between the Registrant and Stonington Corporation (Incorporated by reference to Exhibit 4.7 of Form 10-K of the Registrant for the fiscal year ended December 31, 2004).
4.9	Warrant Purchase Agreement, dated December 23, 2003, between the Registrant and Stonington Corporation (Incorporated by reference to Exhibit 4.8 of Form 10-K of the Registrant for the fiscal year ended December 31, 2004).
4.10	Form of Rule 144A 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.11	Form of IAI 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.12	Form of Regulation S 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.13	Indenture, dated as of July 31, 2007, among the Registrant as Issuer and Wells Fargo Bank, National Association as Trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.14	Registration Rights Agreement, dated as of July 31, 2007, by and among the Registrant, Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and BNP Paribas Securities Corp. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.15	Purchase Agreement, dated as of July 26, 2007, by and among the Registrant, Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and BNP Paribas Securities Corp. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.16	Form of 10 1/4% Unrestricted Senior Note due 2014 (Incorporated by reference to Exhibit 4.13 of Form S-4 of the Registrant, Registration No. 333-148465).
5.1*	Opinion of Lynch, Chappell & Alsup, P.C. regarding the validity of the common stock.
23.1*	Consent of Lynch, Chappell & Alsup, P.C. (included in Exhibit 5.1).

Exhibit No.	Description

23.2*	Consent of BDO Seidman, LLP.
23.3*	Consent of Cawley, Gillespie and Associates, Inc. Independent Petroleum Engineers.
24.1*	Power of Attorney (included on signature page).
99.1*	Form of Letter to Purchase Warrant Holders.
99.2*	Form of Letter to Nominee Holders.
99.3*	Form of Letter to Clients of Nominee Holders.

*	Indicates exhibits filed herewith.

Item 17.	Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on March 28, 2008.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham
Larry C. Oldham
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry C. Oldham his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey G. Shrader Jeffrey G. Shrader	Chairman of the Board, Director	March 28, 2008

/s/ Larry C. Oldham Larry C. Oldham	Director, President and Chief Executive Officer (Principal Executive Officer)	March 28, 2008

/s/ Steven D. Foster Steven D. Foster	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	March 28, 2008

/s/ Edward A. Nash Edward A. Nash	Director	March 28, 2008

/s/ Martin B. Oring Martin B. Oring	Director	March 28, 2008

/s/ Ray M. Poage Ray M. Poage	Director	March 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to Form 10-Q of the Registrant for the fiscal quarter ended June 30, 2004).
3.2	Bylaws of Registrant (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, Registration No. 000-13305, filed on November 30, 2007).
4.1	Certificate of Designations, Preferences and Rights of Serial Preferred Stock — 6% Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of Form 10-Q of the Registrant for the fiscal quarter ended June 30, 2004).
4.2	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 4.2 of Form 10-K of the Registrant for the fiscal year ended December 31, 2000).
4.3	Rights Agreement, dated as of October 5, 2000, between the Registrant and Computershare Trust Company, Inc., as Rights Agent (Incorporated by reference to Exhibit 1 of Form 8-A of the Registrant filed with the Securities and Exchange Commission on October 10, 2000).
4.4	Form of common stock certificate of the Registrant (Incorporated by reference to Exhibit No. 4.6 of the Registrant’s Registration Statement on Form S-3, No. 333-119725 filed on October 13, 2004).
4.5	Purchase Warrant Agreement, dated October 1, 1980, between the Registrant and American Stock Transfer, Inc. (Incorporated by reference to Exhibit No. 4.7 of Form 10-K of the Registrant for the fiscal year ended December 31, 2006).
4.6	First Amendment to Warrant Agreement, dated as of February 22, 2007, among the Registrant, Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A. (Incorporated by reference to Exhibit No. 4.8 of Form 10-K of the Registrant for the fiscal year ended December 31, 2006).
4.7*	Form of Warrant to Purchase Shares of Common Stock pursuant to the Purchase Warrant Agreement, dated as of October 1, 1980.
4.8	Warrant Purchase Agreement, dated November 20, 2001, between the Registrant and Stonington Corporation (Incorporated by reference to Exhibit 4.7 of Form 10-K of the Registrant for the fiscal year ended December 31, 2004).
4.9	Warrant Purchase Agreement, dated December 23, 2003, between the Registrant and Stonington Corporation (Incorporated by reference to Exhibit 4.8 of Form 10-K of the Registrant for the fiscal year ended December 31, 2004).
4.10	Form of Rule 144A 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.11	Form of IAI 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.12	Form of Regulation S 10 1/4% Senior Note due 2014 (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.13	Indenture, dated as of July 31, 2007, among the Registrant as Issuer and Wells Fargo Bank, National Association as Trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.14	Registration Rights Agreement, dated as of July 31, 2007, by and among the Registrant, Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and BNP Paribas Securities Corp. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.15	Purchase Agreement, dated as of July 26, 2007, by and among the Registrant, Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and BNP Paribas Securities Corp. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2007).
4.16	Form of 10 1/4% Unrestricted Senior Note due 2014 (Incorporated by reference to Exhibit 4.13 of Form S-4 of the Registrant, Registration No. 333-148465).
5.1*	Opinion of Lynch, Chappell & Alsup, P.C. regarding the validity of the common stock.
23.1*	Consent of Lynch, Chappell & Alsup, P.C. (included in Exhibit 5.1).

Exhibit No.	Description

23.2*	Consent of BDO Seidman, LLP.
23.3*	Consent of Cawley, Gillespie and Associates, Inc. Independent Petroleum Engineers.
24.1*	Power of Attorney (included on signature page).
99.1*	Form of Letter to Purchase Warrant Holders.
99.2*	Form of Letter to Nominee Holders.
99.3*	Form of Letter to Clients of Nominee Holders.

* Indicates exhibits filed herewith.